Exhibit 10.2

March 8, 2019

Social Capital Hedosophia Holdings Corp.

120 Hawthorne Avenue
Palo Alto, CA 94301

Re: CFO Appointment

Mr. Trieu:

This letter (this “Letter Agreement”) is being delivered to you in connection with your appointment to the board of directors of Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company (the “Company”). Reference is made to the Company’s initial public offering (the “Public Offering”), of 69,000,000 of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-third of one warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Units are listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Insider”) hereby agrees with the Company as follows:

1.       The Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Insider shall (i) vote any Shares owned by the Insider in favor of any proposed Business Combination and (ii) not redeem any Shares owned by the Insider in connection with such shareholder approval.

2.       The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Insider acknowledges that the Insider has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Insider hereby further waives, with respect to any Shares held by the Insider, if any, any redemption rights the Insider may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Insider shall be entitled to redemption and liquidation rights with respect to any Offering Shares the Insider holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3.       [Reserved.]

4.       [Reserved.]

5.       [Reserved.]

6.       The Insider hereby agrees and acknowledges that: (i) the underwriters party to the Underwriting agreement related to the Company’s initial public offering, dated September 13, 2017, between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters, and the Company would be irreparably injured in the event of a breach by the Insider of the Insider’s obligations under paragraphs 1, 2, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.       (a) The Insider agrees that the Insider shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

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(b)       The Insider agrees that the Insider shall not Transfer any Private Placement Warrants (or Ordinary Shares issued or issuable upon the conversion of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)       Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares, are permitted (a) to the Company’s officers or directors, any affiliates or family members of the Company’s officers or directors, the SCH Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”), any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of the Cayman Islands or the Sponsor’s memorandum and articles of association, as amended, upon dissolution of the Sponsor; and (h) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that, in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

8.       The Insider represents and warrants that the Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Insider’s biographical information furnished to the Company, if any, is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Insider represents and warrants that: the Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Insider is not currently a defendant in any such criminal proceeding.

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9.       Except as disclosed in the Prospectus, the Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: (i) payment to an affiliate of the Sponsor for office space; (ii) administrative and secretarial support for a total of $10,000 per month; (iii) payment of customary fees for financial advisory services; (iv) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and (v) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

10.       The Insider has full right and power, without violating any agreement to which the Insider is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in public filings of the Company as a director of the Company.

11.       As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 17,250,000 Class B Ordinary Shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 8,000,000 Ordinary Shares of the Company that the Sponsor has agreed to purchase for an aggregate purchase price of $12,000,000 in the aggregate, or $1.50 per Warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering were deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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12.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

13.       No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and the Insider’s respective successors, heirs and assigns and permitted transferees.

14.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.       Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement, and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

17.       This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page follows]

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Sincerely,

/s/ Steven Trieu
Steven Trieu

Acknowledged and Agreed:

Social Capital Hedosophia Holdings Corp.

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Letter Agreement]